                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        This Amended and Restated Employment Agreement ("Agreement") is entered into effective January 7, 1998 by and between REMEDYTEMP, INC., a California corporation (the "Company"), and Robert E. McDonough, Sr., an individual person ("McDonough"), (collectively referred to herein as the "Parties").

        WHEREAS, an Employment Agreement was entered into effective December 5, 1994 by and between the Company and McDonough and subsequently was amended effective May 1, 1996 (the "Original Agreement");

        WHEREAS, this Agreement has been prepared to amend the Original Agreement pursuant to the approval, direction and authorization of the Leadership Development and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee");

        WHEREAS, McDonough has served as Chairman of the Board of the Company ("Chairman") since its inception and Chief Executive Officer from its inception until May 2, 1994; and

        WHEREAS, the Company desires to maintain the benefits of having McDonough continue to serve as Chairman and McDonough desires to continue to serve as Chairman.

        NOW, THEREFORE, in consideration of the foregoing promises and mutual covenants, the Parties hereby amend and restate the Original Agreement and agree to the following terms and conditions under which McDonough will serve as
Chairman:

        1. EMPLOYMENT SERVICES AND DUTIES

        The Company agrees to employ and retain the services of McDonough as Chairman, and McDonough hereby agrees to continue employment with the Company as its Chairman, for the term of this Agreement. McDonough agrees to perform his duties as Chairman of the Board faithfully, to the best of his ability and in the best interests of the Company, and to preserve and protect the confidential information of the Company, and to perform both his regular duties and strategic projects as requested by the Board of Directors.

        2. TERM OF EMPLOYMENT

        The Company agrees to employ McDonough, and McDonough agrees to serve, as Chairman for the period commencing May 1, 1996 and ending on December 4, 2001 (the "Employment Period").

        3. COMPENSATION TERMS

        The Company agrees to compensate McDonough for his services rendered as Chairman under this Agreement as follows:

                (a) McDonough shall receive a base salary set annually by the Compensation Committee; provided, however, that such annual base salary shall not be less than $390,000 per year.

                (b) McDonough shall receive an annual performance bonus in an amount to be determined by the Compensation Committee based on McDonough's satisfaction of certain performance goals set annually by the Compensation Committee. The amount of McDonough's annual performance bonus shall be no less than $160,000 and no more than 100% of his base salary in any particular year, provided, however, that during the term of that certain Employment Agreement dated effective May 1, 1996, between the Company and Paul W. Mikos as Chief Executive Officer of the Company, McDonough's bonus shall be determined on the same basis and in the same amount as that of the Chief Executive Officer.

                (c) McDonough shall be entitled to and shall receive any and all other benefits generally available to executive employees of the Company, including participation in health insurance programs and retirement plans.

                (d) The Company shall pay any and all of McDonough's existing life insurance premium payments as well as any additional life insurance premium payments that McDonough shall deem reasonably appropriate. In the event that McDonough is no longer Chairman or employed by the Company in any other capacity, the Company shall continue to pay such premiums as required under each and every life insurance policy. Notwithstanding the above, the total sum of annual life insurance premium payments made by the Company for McDonough shall not exceed $75,000 per year.

                (e) The Company shall indemnify McDonough in accordance with the terms and conditions of its then current indemnification agreements with directors of the Company.

                (f) In the event that McDonough becomes disabled and is unable to perform his duties as Chairman of the Board, he shall continue to receive as disability income the amount of his base salary under Section 3(a), but the Board of Directors may elect another person to serve as Chairman of the Board during the period of McDonough's disability.

        4. REGISTRATION RIGHTS

        The Company shall grant McDonough certain defined registration rights for the stock of the Company owned by McDonough, individually or in a fiduciary capacity, as set forth in that certain Registration Rights Agreement attached hereto as Exhibit A.

        5. SEVERABILITY

        The provisions of this Agreement are severable. If a court of competent jurisdiction determines that any one or more provisions of this Agreement is invalid, void or unenforceable, in whole or in part, it will be severed therefrom. The remaining provisions of this Agreement shall then continue in full force without being impaired or invalidated in any way.

        6. BINDING EFFECT; ASSIGNMENT

        This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

        7. ENTIRE AGREEMENT

        This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions and preliminary agreements. This Agreement may not be amended except in a writing executed by the Parties.

        8. GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        9. NOTICES

        All notices, requests, demands and other communication required or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government.

        Any notice given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business. Any notice to be given to McDonough shall be addressed to him at his home address last shown on the Company's records, or at such other address as either party may hereafter designate in writing to the other.

        10. WAIVER

        No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        11. COUNTERPARTS

        This Agreement may be executed in counterparts, and such counterparts may be transmitted by facsimile, and all counterparts, taken together, will constitute one and the same document.

                     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective January 7, 1998.



                                    REMEDYTEMP, INC.

                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________



                                    ----------------------------
                                    Robert E. McDonough, Sr.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT



           THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of May 1, 1996 by and between RemedyTemp, Inc., a California corporation (the "COMPANY"), and Robert E. McDonough, Sr., an individual person ("McDonough").

                                    RECITALS

           A. Pursuant to that certain Employment Agreement ("EMPLOYMENT AGREEMENT") of even date herewith by and between McDonough and the Company, the Company is required to execute and deliver this Agreement.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

           1. CERTAIN DEFINITIONS. Terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

                "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other United States federal agency at the time administering the Securities Act.

                "HOLDER" shall mean McDonough, all trusts established for the benefit of McDonough or his immediate family, and their transferees as permitted by Section 11, holding Registrable Securities or securities convertible into or exercisable for Registrable Securities.

                "REGISTRABLE SECURITIES" means (i) the shares of common stock of the Company held by McDonough individually, jointly or in a fiduciary capacity, including as trustee of a trust (the "Shares") and (ii) any shares of common stock of the Company or other securities ("COMMON STOCK") issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event. Shares shall only be treated as Registrable Securities if they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                "REGISTRATION EXPENSES" shall mean all expenses, excluding Selling Expenses (as defined below) except as otherwise stated below, incurred by the Company in complying with Section 2, Section 3 and Section 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holder selected by the Holder and approved by the Company (which consent shall not be unreasonably withheld), Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

                "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder. Such expenses shall be borne by the Holder.

        2. DEMAND REGISTRATION.

                (a) REQUEST FOR REGISTRATION. In the event the Company shall receive a written request from Holder that the Company effect any registration, qualification or compliance with respect to Registrable Securities having an aggregate proposed selling price of not less than One Million Dollars ($1,000,000) (a "REGISTRATION NOTICE"), the Company will, as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2 (i) prior to the effective date of the Company's first registered public offering of its stock or (ii) after the Company has effected two registrations pursuant to this Section 2 and such registrations have been declared or ordered effective.

                Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 120 days, the filing of any registration statement otherwise required to be prepared and filed by it under this Section 2 if (i) (A) the Company is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering by the Company would be materially adversely affected by such registration requested by the Holder(s), (B) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that the Company's ability to pursue or consummate such transaction would be materially adversely affected by such registration requested by the Holder(s), or (C) the Company is in possession of material nonpublic information concerning it or its business and affairs and the Board of Directors of the Company determines in good faith that the prompt public disclosure of such information in such registration requested by the Holder(s) would have a material adverse effect on the Company; and (ii) the Company so notifies the requesting Holder(s) within ten (10) days after the Company's receipt of the Registration Notice from such Holder(s).

                (b) UNDERWRITING. In the event that a registration pursuant to this Section is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the notice given pursuant to
Section 2(a). In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder's participation in the underwriting arrangements required by this Section, and the inclusion of the Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Holder shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of the Holder. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        3. REGISTRATION ON FORM S-3.

                (a) REQUEST FOR REGISTRATION. If at any time, or from time to time, the Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder may reasonably request. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3 more than one (1) time per calendar year.

                Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder. Notwithstanding the foregoing, the Company shall be entitled to defer for a reasonable period of time, but not in excess of 120 days, the filing of any registration statement otherwise required to be prepared and filed by it under this Section 3 if (i) (A) the Company is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering by the Company would be materially adversely affected by such registration requested by the Holder(s), (B) the

Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that the Company's ability to pursue or consummate such transaction would be materially adversely affected by such registration requested by the Holder(s), or (C) the Company is in possession of material nonpublic information concerning it or its business and affairs and the Board of Directors of the Company determines in good faith that the prompt public disclosure of such information in such registration requested by the Holder(s) would have a material adverse effect on the Company; and (ii) the Company so notifies the requesting Holder(s) within ten (10) days after the Company's receipt of the registration request from such Holder(s).

                (b) UNDERWRITING. The substantive provisions of Section 2(b) shall be applicable to each such registration initiated under this Section involving an underwriting.

        4. INCIDENTAL REGISTRATIONS.

                (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to file a registration statement under the Securities Act for the general registration of any of its securities to be sold for cash, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to stock option or other employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will: (A) promptly give the Holders written notice thereof; and (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by the Holder, subject to the terms of Section 4(b).

                (b) UNDERWRITING. If the registration with respect to which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 4(a)(i). In such event, the right of the Holder to registration pursuant to this Section shall be conditioned upon the Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Holder shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                Notwithstanding any provision contained herein to the contrary, if the managing underwriter or underwriters of the registration in which the Company gives notice under this Section 4 shall advise the Company in writing that, in its opinion, the total amount of Registrable Securities that the Holder(s) request to include in such registration, together with any other securities with similar incidental or piggyback registration rights (collectively, the "REQUESTED SECURITIES") is sufficiently large to materially and adversely affect the success of such registration, then the amount and kind of Requested Securities to be offered for the accounts of any Holder whose shares of Requested Securities were requested to be included in such registration shall be reduced pro rata with respect to each such Holder to the extent necessary to reduce the total amount of securities to be included in such registration to the amount recommended by such managing underwriter or underwriters; provided, however, that such reduction shall not include the following: (i) if the registration initially occurs at the insistence of the Company, shares to be issued by the Company; or (ii) if the registration occurs due to a demand registration right, including the Demand Registration provided in Section 2, shares of the Holder(s) making that demand.

                (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the Holder has elected to include Registrable

Securities in such registration; provided, however, if the Holder elects to use its demand registration right pursuant to Section 2, then such registration shall be governed by Section 2 and it shall not be terminated.

        5. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of holders of three-quarters of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Section 2 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the Holder's registration rights pursuant to such
Section 2.

        6. EXPENSES OF REGISTRATION.

                (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to
Section 2 or Section 4 hereof, and shall bear all Registration Expenses incurred in connection with the first registration pursuant to Section 3. In the event the Holder withdraws a Registration Notice, abandons a registration statement or, following an effective registration pursuant to Section 2 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such Registration Notice shall be borne, at the Holder's option, either by the Holder or by the Company (in which case, if borne by the Company, such withdrawn or abandoned registration shall be deemed to be an effective registration for purposes of Section 2(a)(ii) hereof). The Holder shall bear all Registration Expenses incurred in connection with the second and any subsequent registration pursuant to Section 3.

                (b) SELLING EXPENSES. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

           7. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as promptly as is practicable:

                (a) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective for a time period not to exceed 90 days, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the Holder, or if not filed pursuant to Section 2 or Section 3 hereof, the Company, determines and for which the Company then qualifies;

                (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such

Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective; provided that such ninety (90) day period shall be extended in the case of a registration pursuant to Section 2 or Section 3 hereof for such number of days that equals the number of days elapsing from (i) the date the written notice contemplated by Section 7(f) hereof is given by the Company to (ii) the date on which the Company delivers to the Holder the supplement or amendment contemplated by Section 7(f) hereof;

                (c) furnish to the Holder and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holder or such underwriter may reasonably request;

                (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

                (e) if requested by the Holder, (i) furnish to the Holder an opinion of counsel for the Company addressed to the Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and
(ii) use its best efforts to furnish to the Holder a "comfort" or "special procedures" letter addressed to the Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                (f) immediately notify the Holder in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case
(i) or (ii) at the request of the Holder prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to

McDonough of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they are made, not misleading;

                (g) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

                (h) upon the transfer of shares by the Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Holder or the underwriters.

        8. INDEMNIFICATION.

                (a) BY THE COMPANY. The Company will indemnify the Holders, their respective officers, directors, partners, legal counsel and accountants, and each person controlling any Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, its officers, directors and partners, each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holder is represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 8(a) to reimburse legal fees and expenses of more than one separate counsel for the Holder.

                (b) BY THE HOLDER. The Holder will indemnify the Company, its directors, officers, legal counsel, accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by the Holder, unless such liability arises out of or is based on willful misconduct by the Holder.

                (c) PROCEDURE FOR INDEMNIFICATION. Each party indemnified under paragraph (a) or (b) of this Section 8 (the "INDEMNIFIED PARTY") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "INDEMNIFYING PARTY") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this
Section 8, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such



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

claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

                If the indemnification provided for in this Section shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall the Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by the Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        9. INFORMATION FROM THE HOLDERS. Notwithstanding any provision contained herein to the contrary, it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that are to be registered at the request of any Holder thereof that (i) such Holder furnish to the Company such information regarding the Holder as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement, and (ii) such Holder deliver and perform under any underwriting and selling shareholder agreements as may be reasonably requested by the underwriters.

        10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

        11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holder under Section 2, Section 3 or Section 4 may be assigned in connection with any transfer or assignment by the Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (c) such assignee or transferee acquires at least 10% of the Registrable Securities then outstanding and shall execute a counterpart of this Agreement whereby such assignor or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder. No transfer or assignment will divest the Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

        12. TERMINATION. This Agreement shall terminate at such time as all Registrable Securities held by the Holders constitute less than one percent (1%) of the voting securities of the Company (on an as-converted basis) and can be sold pursuant to Rule 144, other than

Rule 144(k), within a consecutive three (3) month period without compliance with the registration requirements of the Securities Act. The respective indemnities, representations and warranties of the McDonough and the Company shall survive such termination.

        13. MARKET STAND-OFF. If requested by an underwriter of securities of the Company, each Holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the one-hundred twenty (120) day period following the effective date of a registration statement; provided, however, that such agreement shall apply only to the first registration statement covering the offered securities to be sold on the Company's behalf to the public in an underwritten offering.

        14. MISCELLANEOUS.

                (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the State of California without given effect to the conflicts of law principles thereof.

                (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of at least 85% of the Registrable Securities, voting as a class. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), and any transferee of such securities.

                (c) SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

                (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex-or telecopy (as provided above) addressed (a) if to the McDonough, at such address as the McDonough shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the McDonough.

                Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

                (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                (f) CAPTIONS. The section captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    REMEDYTEMP, INC.



                                    By: ________________________________________

                                    Name:_______________________________________

                                    Its:________________________________________




                                    ___________________________________________
                                               Robert E. McDonough, Sr.



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